Exhibit 99.1

Everi Announces Senior Management Transition
CEO Michael Rumbolz to be Appointed Executive Chairman;
COO Randy Taylor to be Appointed CEO

LAS VEGAS (December 15, 2021) – The Board of Directors of Everi Holdings Inc. (NYSE: EVRI) (“Everi” or the “Company”), a premier provider of land-based and digital casino gaming content and products, financial technology and player loyalty solutions, today announced that Chief Executive Officer Michael D. Rumbolz will be appointed Executive Chairman of the Board and that current Chief Operating Officer Randy L. Taylor will succeed Mr. Rumbolz as Chief Executive Officer of the Company. Mr. Taylor also will be appointed to the Board of Directors. All appointments will be effective April 1, 2022.

“Under Mike’s leadership the Company’s market capitalization has increased from $168 million at the time of his appointment as Interim President and CEO in February 2016 to more than $2 billion today,” said Ronald Congemi, Lead Independent Director of Everi. “The Company’s appreciation in market value, the significant growth we have achieved across our business and the culture of collaboration and innovation that exists at Everi today all directly reflect Mike’s leadership. Mike was instrumental in establishing a vision for Everi, and he steered the Company through significant changes while implementing new operational practices. His contributions include improving the Company’s depth and breadth of leadership, driving a corporate culture based on teamwork, collaboration and inclusion, and putting Everi on a growth path based on continuous operational improvement. He led the Company’s smart, targeted internal and external investments that have significantly improved the Company’s earnings power and its Free Cash Flow. Mike has placed Everi on a very strong foundation for the future. On behalf of our Board of Directors, we sincerely thank Mike for his nearly six years of outstanding service to the Company as our CEO, and we are excited that we will continue to benefit from his experience, insights and guidance as Executive Chairman.”

“During his more than ten years at Everi, Randy Taylor has consistently assumed additional leadership and operations responsibilities. We are very fortunate to have a talented executive in Randy who is capable of seamlessly stepping into the CEO role to continue to lead and advance the strong growth trajectory and momentum the Company has established over the last several years,” said Ronald Congemi. “Randy knows Everi intimately and has played a critical role in shaping the Company’s growth initiatives while also being a leading advocate for establishing the values and principles we stand for as a company. Randy is highly respected by all of our stakeholders, both in and outside the company, and the Board is highly confident he is ideally suited to become our next CEO to continue to advance and execute Everi’s growth strategy in the years ahead.”

“I am honored by the trust the Board has shown me and excited by the substantial opportunities we have to grow Everi in the years ahead,” said Randy Taylor. “Mike has had a tremendous influence on building Everi, and I have greatly appreciated the opportunity to work closely with him. With our core, recurring-revenue businesses continuing to grow strongly and early-phase growth ventures like iGaming and our cashless wallet technology set to be meaningful contributors in the future, Everi is favorably positioned for near and long-term growth and continued success.”

Randy Taylor has served as President and Chief Operating Officer since April 1, 2020, having previously been Executive Vice President, Chief Financial Officer and Treasurer since March 2014. Mr. Taylor joined Everi in November 2011 as Senior Vice President and Controller.

Prior to joining Everi, he served at Citadel Broadcasting Corporation for ten years rising through a variety of financial roles to become Chief Financial Officer and Principal Financial Accounting Officer. Previously, Mr. Taylor served in various financial positions in the gaming industry with both casino operators and gaming suppliers.

Mike Rumbolz added, “It has been an honor to serve as Everi’s CEO, working with the finest team in the industry for nearly six years. I believe the Company’s best years are still ahead and I look forward to all of Everi’s future successes. I am confident that under the continuity of the Company’s leadership highlighted by Randy assuming the CEO role and with our great team, that Everi will continue to drive our existing business momentum and will continue to grow shareholder value.”

Mr. Rumbolz served first as Everi’s Interim President and Chief Executive Officer from February 2016 to May 2016, then President and Chief Executive Officer from May 2016 through March 2020, and since April 1, 2020 as Chief Executive Officer, having previously served as a member of the Board since 2010. From 2008 to 2010, he served as a consultant to the Company advising upon various strategic, product development and customer relations matters. Prior to that, he served as the Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from 2005 until 2008 when the Company acquired Cash Systems, Inc.

Mr. Rumbolz has provided consulting services and held various public and private sector employment positions in the gaming industry, including serving as a Member and Chairman of the Nevada Gaming Control Board from 1985 to 1988. He previously served as the Vice Chairman of the Board of Casino Data Systems, the President and CEO of Anchor Gaming, the Director of Development for Circus Circus Enterprises (later Mandalay Bay Group), and the President of Casino Windsor at the time of its construction and opening in Windsor, Ontario. In addition, Mike was the Chief Deputy Attorney General of the State of Nevada.

Mike currently serves as a Member of the Board of Managers of Seminole Hard Rock Holdings, LLC and as a Director of VICI Properties Inc. (NYSE: VICI).

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often contain words such as “intends,” “anticipates,” “seek,” “expect,” “plan,” “believe,” “goal,” “target,” “future,” “estimate,” “may,” “should,” “to leverage,” “well positioned” or “will” and similar expressions to identify forward-looking statements.

The forward-looking statements in this press release are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 filed with the SEC on March 15, 2021 and subsequent periodic reports, and are based on information available to us on the date hereof.

These cautionary statements qualify our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release should be read in conjunction with our most recent reports on Form 10‑K and Form 10‑Q, and the information included in our other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

About Everi

Everi’s mission is to lead the gaming industry through the power of people, imagination and technology. With a focus on player engagement and helping casino customers operate more efficiently, the Company develops entertaining game content and gaming machines, gaming systems, and services for land-based and iGaming operators. The Company is also a preeminent and comprehensive provider of trusted financial technology solutions that power the casino floor while improving operational efficiencies and fulfilling regulatory compliance requirements, including products and services that facilitate convenient and secure cash and cashless financial transactions, self-service player loyalty tools and applications, and regulatory and intelligence software. Everi is a Nevada Top Workplace 2021 according to the Las Vegas Review-Journal and Las Vegas Business Press, a Greater Austin Top Workplace 2021 via The Austin American-Statesman, and Everi’s India office is a Great Place to Work after certification from the Great Place to Work Institute in India. For more information, please visit www.everi.com, which is updated regularly with financial and other information about the Company.

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Contacts:
Everi Media Relations
Dona Cassese
VP, Marketing
(702) 556-7133 or dona.cassese@everi.com

Mike Young
Corporate Communications Specialist
(702) 518-9179 or mike.young@everi.com

Everi Investor Relations
William Pfund
SVP, Investor Relations
(702) 676-9513 or william.pfund@everi.com

JCIR
Richard Land, James Leahy
(212) 835-8500 or evri@jcir.com

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